                                                                     Exhibit 6.4

                               INDENTURE OF LEASE

                                     BETWEEN

                         ANN STREET LIMITED PARTNERSHIP

                                       AND

                         MEDIA DROP-IN PRODUCTIONS, INC.


                                                                                                                PAGE
1.       DEMISED PREMISES.........................................................................................1
2.       BUILDING AND IMPROVEMENTS................................................................................1
3.       TERM.....................................................................................................2
4.       COMMENCEMENT DATE........................................................................................2
5.       USE......................................................................................................2
6.       MINIMUM RENT.............................................................................................2
7.       ADJUSTMENTS OF RENT FOR CHANGES IN REAL ESTATE TAXES, OPERATING COSTS....................................3
8.       SECURITY DEPOSIT.........................................................................................6
9.       LICENSE TO COMMON AREAS..................................................................................7
10.      BUILDING OPERATIONS/UTILITIES............................................................................7
11.      ADDITIONAL RENT..........................................................................................8
12.      PLACE OF PAYMENTS........................................................................................9
13.      NO PARTNERSHIP...........................................................................................9
14.      TENANT'S INSTALLATION AND ALTERATIONS....................................................................9
15.      COMPLIANCE WITH LAWS.....................................................................................9
16.      SIGNS...................................................................................................10
17.      ASSIGNMENT..............................................................................................10
18.      REPAIRS. REPLACEMENTS AND RENEWALS......................................................................10
19.      TENANT'S FAILURE TO REPAIR..............................................................................11
20.      LIENS...................................................................................................11
21.      LIABILITY AND INDEMNITY.................................................................................12
22.      WAIVER OF SUBROGATION...................................................................................12
23.      INSURANCE...............................................................................................13
24.      INCREASE IN INSURANCE PREMIUMS..........................................................................14
25.      DESTRUCTION.............................................................................................15
26.      CONDEMNATION............................................................................................16
27.      ACCORD AND SATISFACTION.................................................................................16
28.      DEFAULT.................................................................................................17



29.      ACCESS TO PREMISES......................................................................................20
30.      SUBORDINATION...........................................................................................21
31.      ATTORNMENT..............................................................................................21
32.      ATTORNEY-IN-FACT........................................................................................21
33.      QUIET ENJOYMENT.........................................................................................22
34.      FORCE MAJEURE...........................................................................................22
35.      END OF TERM.............................................................................................22
36.      HOLDING OVER............................................................................................23
37.      NO WAIVER...............................................................................................23
38.      NOTICES.................................................................................................23
39.      RECORDING...............................................................................................24
40.      PARTIAL INVALIDITY......................................................................................24
41.      SUCCESSORS AND ASSIGNS..................................................................................24
42.      ENTIRE AGREEMENT, ETC...................................................................................24
43.      COVENANTS AND AGREEMENTS OF TENANT......................................................................24
44.      LIMITATION OF LIABILITY.................................................................................25
45.      CAPTIONS................................................................................................25
46.      GOVERNING LAW: COMMERCIAL TRANSACTION AND WAIVER........................................................26
47.      BROKERS.................................................................................................26
48.      PARKING PRIVILEGES......................................................................................26
49.      OPTION TO RENT..........................................................................................26
50.      TENANT'S RIGHT OF FIRST REFUSAL TO LEASE ADDITIONAL SPACE...............................................27


                               INDENTURE OF LEASE

     THIS LEASE, ("Lease") made as of this   day of June 1992 by and between ANN
STREET LIMITED PARTNERSHIP, a Connecticut limited partnership acting herein by TUNXIS MANAGEMENT CO., II, its General Partner with its office in the Town of New Britain, County of Hartford and State of Connecticut, (hereinafter referred to as "Landlord"), and MEDIA DROP-IN PRODUCTIONS, INC., a Delaware corporation with its office in the Town of Hartford, County of Hartford and State of Connecticut, (hereinafter referred to as "Tenant").

                               W I T N E S S E T H

1.   DEMISED PREMISES

          (a) Landlord leases to Tenant and Tenant rents from Landlord those certain premises located in the City of Hartford, County of Hartford, and State of Connecticut, which premises are described as follows: approximately 3,379 square feet of space in a commercial building as shown and designated on that certain area sketch or floor plan attached hereto as Exhibit "A", and made a part hereof, (hereinafter called "Demised Premises") and located in the premises known as 199-203 Ann Street, in said City of Hartford, County of Hartford and State of Connecticut (hereinafter called "Entire Premises", or the "Building", or the "Site").

          (b) Use and occupancy by Tenant of the Demised Premises shall include the use in common with Landlord and others of the common areas and facilities, as hereinafter more fully provided. However, nothing herein shall be construed to give Tenant exclusive rights in any Common Area.

          (c) Nothing herein contained shall be construed as a grant or rental by Landlord to Tenant of the roof and exterior walls of the Building of which the Demised Premises form a part, or the walks and other common areas beyond the Demised Premises.

          (d) The Tenant shall accept the Demised Premises, improvements, and all fixtures and equipment on or in the Demised Premises, in their existing condition. No representation, statement or warranty, express or implied, has been made by or on behalf of the Landlord as to such condition, or as to the use to be made of such property. The taking of possession of the Demised Premises by the Tenant shall be conclusive evidence that the Tenant accepts the same "as is" and that the Demised Premises were in good condition at the time possession was taken. In no event shall Landlord be liable for any defect in such Demised Premises or for any limitation on its use.

2.   BUILDING AND IMPROVEMENTS

          (a) Any "HANDICAPPED" parking spaces shall be for the benefit of the Entire Premises as it may be developed from time to time.

          (b) Landlord and Tenant agree that Landlord shall perform at its sole cost and expense the Tenant finish work as detailed in Exhibit "B", attached hereto and made a part hereof.

          (c) Tenant shall be responsible at its sole cost and expense for its own equipment needs including installation and wiring if required.

3.   TERM

     The term of this Lease shall be for five (5) years commencing on the Commencement Date as provided in Paragraph 4 below and expiring at midnight on the Termination Date, unless sooner terminated as hereinafter provided.

4.   COMMENCEMENT DATE

     The term of this Lease shall commence on the earlier of the date that Tenant opens for business or two (2) weeks after the date that either a temporary or permanent Certificate of Occupancy is issued for the Demised Premises from the City of Hartford (the "Commencement Date"). The term of this Lease shall expire sixty three (63) months after the Commencement Date (the "Termination Date"), unless sooner terminated as provided in this Lease. In the event that a Certificate of Occupancy has not been obtained by Landlord by August 1, 1992, at Tenant's option, this Lease shall be terminated, Landlord shall return all deposits made by Tenant and neither party shall have any claims against the other.

5.   USE

     Tenant shall use the Demised Premises for general office purposes and any use incidental thereto. All other uses or purposes are strictly prohibited. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises or do or permit anything to be done in the Demised Premises which: (a) causes or is liable to cause injury to persons, to the Building or its equipment, facilities or systems; (b) impairs or tends to impair the character, reputation or appearance of the Building; (c) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; or (d) annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building.

6.   MINIMUM RENT

          (a) For the entire term of this Lease, the fixed minimum rent shall be $240,753.78 payable by Tenant to Landlord, as follows:

               (i) The fixed minimum rent during the first lease year of this Lease shall be payable by Tenant at the annual rate of TWENTY NINE THOUSAND FIVE HUNDRED SIXTY SIX AND 29/100

                    ($29,566.29) DOLLARS payable in advance in monthly installments on the 1st day of each month as follows:

                    Month 1 through Month 3                      No Rent Due
                    Month 4 through Month 6                      $1,971.09
                    Month 7 through Month 12                     $3,942.17

               (ii) The fixed minimum rent during the second and third lease years of this Lease shall be payable by Tenant at the annual rate of FORTY SEVEN THOUSAND THREE HUNDRED SIX AND 00/100 ($47,306.00) DOLLARS payable in advance in equal monthly installments of THREE THOUSAND NINE HUNDRED FORTY TWO AND 17/100 ($3,942.17) DOLLARS on the 1st day of each month.

              (iii) The fixed minimum rent during the fourth lease year of this
                    Lease shall be payable by Tenant at the annual rate of FIFTY ONE THOUSAND ONE HUNDRED SEVEN AND 37/100 ($51,107.37) DOLLARS payable in advance in monthly installments on the 1st day of each month as follows:

                    Month 1 through Month 3                      $3,942.17
                    Month 4 through Month 12                     $4,364.54


               (iv) The fixed minimum rent during the fifth and sixth lease years of this Lease shall be payable by Tenant at the annual rate of FIFTY TWO THOUSAND THREE HUNDRED SEVENTY FOUR AND 50/100 ($52,374.50) DOLLARS payable in advance in equal monthly installments of FOUR THOUSAND THREE HUNDRED SIXTY FOUR AND 54/100 ($4,364.54) DOLLARS on the 1st day of each month.

          (b) The phrase "minimum rent" shall mean the fixed minimum rent above specified without any set-offs or deductions whatsoever and without any prior notice or demand by Landlord being required therefor.

7.   ADJUSTMENTS OF RENT FOR CHANGES IN REAL ESTATE TAXES, OPERATING COSTS

     It is understood that the minimum rent specified in Paragraph 6 does not anticipate any increase in the amount of taxes on the Building or in the actual expenses over the estimated cost of operations and maintenance thereof. Therefore, in order that the minimum rent payable throughout the term of this Lease shall reflect any such increase, Tenant agrees to pay, as Additional Rent, any increases in Taxes and increases in actual Operating Expenses over the estimated Operating Expenses as herein set forth. Certain terms are defined as follows:

     "Tenant's Share": Tenant's Share of the increase in Taxes and Operating Expenses is agreed to be 9.87%.

     "Tenant's Special Share": Tenant's Special Share of the increases in the Special Operating Costs will be determined on a monthly basis and shall be expressed as a percentage determined by dividing the total square feet in the Demised Premises as provided herein by the total rentable occupied square feet in the Building.

     "Base for Operating Expenses": See the Total set forth in the Pro Forma Budget attached hereto as Exhibit C and made a part hereof.

     "Base for Special Operating Expenses": See the cost per square foot set forth in Exhibit D attached hereto and made a part hereof.

     "Base for Taxes": Grand List of October 1, 1991.

     "Taxes": (1) all real estate taxes, payable (adjusted after protest or litigation, if any) for any part of the term of this Lease exclusive of penalties on the Entire Premises, (2) any taxes which shall be levied in lieu of any such taxes, (3) any special assessments for benefits on the Entire Premises, and (4) the expenses of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested.

     "Operating Expenses": The aggregate of all expenses (excluding Taxes and Special Operating Costs) paid or incurred by Landlord for the operation of the Building and land to include, but not be limited to, the following:

               (i)  Insurance premiums paid by Landlord;

               (ii) The cost of supplying the following services to the common areas: water, power, heating, lighting, ventilation, air-conditioning and cleaning;

              (iii) Wages and salaries paid by Landlord, including all fringe benefits and taxes related thereto paid by Landlord to employees directly engaged in cleaning of the common areas, maintenance and repair of the Building, building equipment, parking areas, and performing the functions of garbage removal and snow removal, landscaping and security, including a customary managing agent's fee, or the cost to Landlord of an independent contractor performing any of such services;

               (iv) Any and all supplies and materials utilized by Landlord or independent contractors of Landlord in the performance of the items set forth in the paragraph immediately preceding;

               (v) Legal and accounting fees and disbursements, and any other expense or charge of any nature whatsoever which, in accordance with sound accounting and management principles with respect to the operation of a first-class office building would be construed as an operating expense, excluding, however, taxes, Special Operating-- Costs, depreciation, interest on and amortization of debt, expenses for repairs or other work caused by insurable casualties, expenses incurred in leasing or obtaining new tenants, expenses incurred for any necessary replacement that is under warranty, legal expenses incurred in enforcing the terms of any lease, and any items otherwise properly constituting such an operating expense to the extent payment therefor is received from or payable by tenants for services rendered or performed directly for the account of such tenants or for which a tenant pays directly.

     Notwithstanding any other provision herein to the contrary, it is agreed in the event the Building is not fully occupied during any calendar year, an adjustment shall be made in computing the Operating Expenses for such year so that the Operating Expenses shall be computed for such year as though the Building had been fully occupied during such year. For the purposes of this subparagraph, the parties agree that "fully occupied" shall mean that 29,350 square feet of the Building is rented, said square feet representing 95% of the net leasable space in the Building.

     "Special Operating Costs": the aggregate of all expenses paid or incurred by Landlord in the operation of the Building in connection with supplying water, electricity, heating, lighting, ventilation, air conditioning and cleaning services to areas of the Building rented to Tenants that do not supply themselves with or pay separately for the foregoing services.

     Not later than the first day of March (or within a reasonable time thereafter) in each year during the term of this Lease, and in the year following the year in which the Lease terminates, Landlord shall deliver to the Tenant a statement setting forth the amount of Taxes payable or paid by the Landlord, Operating Expenses and Special Operating Costs, if not previously billed to Tenant, paid or incurred by Landlord during the immediately preceding calendar year and a statement of (i) Tenant's Share of the increase over the Base for Taxes, (ii) Tenant's Share of the increase over the Base for Operating Expenses and (iii) Tenant's Special Share of the increase over the Base for Special Operating Costs. Within 30 days after delivery of such statement, Tenant shall pay to Landlord as Additional Rent, in a lump sum payment, its share as shown on such statement not theretofore paid by Tenant.

     In order to provide for current payments on account for the Additional Rent which may be payable to Landlord pursuant to this Paragraph, Tenant agrees to make payments therefor in 12 equal monthly installments to be due on the first day of each month beginning on the first day of the month next following the month in which the statement described herein relating to the previous year is delivered to Tenant. The total of such 12 installments shall equal the amount of Tenant's Share of Additional Rent (arising from increased Taxes, Operating Expenses and Special Operating Costs) in the preceding year. If the total of such 12 advance payments exceeds the amount of the Tenant's actual share as shown by the statement delivered to the Tenant after the close of the year, Tenant shall receive a corresponding credit toward its next payment or payments hereunder.

     By way of example, with respect to Operating Expenses, for a tenant whose Tenant's Share is 10%, if the statement received by the tenant at the end of the first calendar year of the tenant's lease term shows that Taxes, Operating Expenses and Special Operating Costs in the preceding year totaled $1,200.00 more than the respective bases for Taxes, Operating Expenses and Special Operating Costs, the tenant would be required to pay $120 (i.e., 10% of $1,200) on April 1, and, effective April 1, tenant's monthly rental payments will increase $10 (i.e. $120%12). If the statement received by the tenant in the second year shows total increase in Taxes, Operating Expenses and Special Operating Costs of $3,600 over the respective bases, tenant's share would be $360. Since $120 will have been paid in advance as a result of the $10 increase in monthly payments, tenant will pay $240 on April 1, and tenant's monthly rent shall be $30 (i.e., $360%12) more than the amount that would otherwise be due. Had the increase been less than $1,200 (and, thus, the tenant's share was less than the amount paid in advance) the tenant would receive an appropriate credit.

         An example of the foregoing is shown below:


                                                                                                 Monthly
Year and Operating Expenses                      Tenant Share            Due April 1             Installment
                                                 ------------            -----------             -----------
2        $1,200 (over base)                       10%                    $120                    $10
3        $3,600 (over base)                       10%                    $240                    $30

Tenant and Landlord agree that, for all purposes in any way connected with or arising out of this paragraph dealing with adjustments of rent, the statement delivered by Landlord pursuant to this paragraph shall be binding and conclusive on both parties hereto unless objected to by Tenant within thirty (30) days after receipt thereof, by notice from Tenant specifying Tenant's objections thereto. Tenant shall have the right to require the production of Landlord's books which relate to these items of cost and the right, within said thirty (30) day period, to deliver notice of disagreement with respect to any items of Taxes, Special Operating Costs, or Operating Expenses.

8.   SECURITY DEPOSIT

     Tenant has deposited with Landlord the sum of SEVEN THOUSAND EIGHT HUNDRED EIGHTY FOUR AND 34/100 ($7,884.34) DOLLARS, the receipt of which is hereby acknowledged. Landlord shall not, unless otherwise required by law, be required to keep the security deposit separate from its general funds, nor pay interest to Tenant. If Landlord is required to maintain the security deposit in an interest bearing account, Landlord shall retain the maximum amount permitted under applicable law as a bookkeeping and administrative charge. Such deposit shall be held by Landlord as security during Landlord's build-out of Tenant's Demised Premises. Upon completion of construction and upon payment by Tenant of the first month's minimum rental, Landlord shall return the sum of $3,942.17 of said deposit to Tenant. The remaining deposit of THREE THOUSAND NINE HUNDRED FORTY TWO AND 17/100 ($3,942.17) DOLLARS shall be held by Landlord as security for the faithful performance by Tenant of all the terms of this Lease to be performed and observed. No hypothecation by Tenant of such security deposit without prior written consent of Landlord shall be binding upon Landlord. If there shall be any defaults in the payment of rent under this Lease or if Tenant shall fail to perform any of the other covenants of this Lease, Landlord may, at its option and without prejudice to any other remedy available to Landlord in law or in equity, appropriate and apply said security deposit or any part thereof as may be necessary to cure or correct such default of the Tenant. Upon notice of such appropriation from Landlord to Tenant, Tenant shall within ten
(10) days thereafter restore such security deposit to the original sum deposited. If the Tenant shall comply with all of the terms of this Lease, said security deposit shall be returned in full to the Tenant at the end of the term of this Lease. In the event of any bankruptcy or reorganization proceedings under the Bankruptcy Act by Tenant, the security deposit shall be deemed to be applied first to the payment of rent for all periods prior to the filing of such proceedings. In no event shall the security deposit be deemed advance payment of rent by the Tenant.

9.   LICENSE TO COMMON AREAS

     In order to establish that the Site, and any portion thereof, is and will continue to remain private property, the Landlord shall have the unrestricted right in the Landlord's sole discretion, with respect to the entire Site, and/or any portion thereof owned or controlled by the Landlord, to close the same to the general public for one (1) day in a fifteen year period. Tenant agrees that its use of the Demised Premises and the Common Areas on the Site are with Landlord's permission and consent, and shall not give rise to any claim by Tenant based on adverse possession or prescriptive easement.

10.  BUILDING OPERATIONS/UTILITIES

          (a) During the terms of this Lease, and so long as no event of default shall have occurred and continued beyond any applicable cure period, Landlord, shall provide hot and cold running water for drinking purposes, electricity for normal office use, toilet and automatically operated elevator facilities to the Demised Premises on a round-the-clock basis. Landlord shall also provide heat, air-conditioning and ventilation (i) in the Demised Premises during "regular hours" of each "business day" (which as used in this Lease means 7:00 a.m. to 6:00 p.m. Monday through

Friday and from 8:00 a.m. to 1:00 p.m. on Saturdays other than on federal holidays) sufficient to maintain the Demised Premises with proper ventilation at a comfortable temperature level and (ii) in the lobbies of the Building during regular hours of each business day, sufficient to maintain such lobbies with proper ventilation at a comfortable temperature level. Heating, air-conditioning and ventilating controls for the Demised Premises shall be accessible to Tenant at all times. Tenant shall pay for its pro rata share of such services in accordance with Paragraph 7 herein. In the event that Tenant shall require heat or air-conditioning on other days or at other hours, and only in such event, Tenant shall operate the heat and air-conditioning as necessary to provide the Demised Premises with such services. Tenant shall pay to Landlord on a monthly basis the additional cost of such utilities and services as determined by Landlord.

          (b) Landlord shall not be liable to Tenant for any interruption in service of water, electricity, heating, air conditioning or other utilities and services or any delay, by the making of any necessary repairs or improvements or by any other cause beyond Landlord's reasonable control.

          (c) Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and that if any equipment installed by Tenant-shall require additional utility facilities, the same shall be installed at Tenant's sole cost and expense in accordance with plans and specifications subject to approval in writing by Landlord.

11.  ADDITIONAL RENT

          (a) In addition to the foregoing minimum rent, all other payments and any other monetary obligations hereunder to be made by Tenant shall be deemed to be and shall become additional rent hereunder whether or not the same be designated as such; and shall be due and payable within ten (10) days of receipt of an invoice therefor or together with the next succeeding installment of rent, whichever shall first occur. Additional rent shall also include any sales or rent tax which is or may be chargeable against the Demised Premises or Landlord, the minimum rent, and/or additional rent as herein defined. Landlord, at its election, shall have the right to pay or do any act which requires the expenditure of any sums of money by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease in regard to the Demised Premises, and in the event Landlord, shall at its election pay such sums or do such acts requiring the expenditure of monies, Tenant agrees to pay Landlord, all such sums, and the sum so paid by Landlord, shall be deemed additional rent and be payable as such. All installments of minimum rent, additional rent and all other rent and monetary obligations due hereunder which is not paid within ten (10) days after the due date thereof, shall bear interest from such due date through the date of payment at a rate of fifteen percent (15%) per annum, or the highest rate of interest to which parties such as Landlord and Tenant are then lawfully permitted to agree in Connecticut. Landlord shall have the same remedies for failure to pay said interest as for nonpayment of rent.

          (b) It is the intention of the parties that the rent payable hereunder shall be absolutely net to Landlord, so that this Lease shall yield to Landlord the net annual basic minimum rent specified herein during the term of this Lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises shall be paid by Tenant, except as specifically set forth in this Lease, and shall be deemed to be and shall become additional rent hereunder whether or not the same be designated such and Landlord shall have the same remedies for failure to pay same as for a nonpayment of rent.

12.  PLACE OF PAYMENTS

     All payments required to be paid shall be made payable to the Landlord, Ann Street Limited Partnership, c/o Tunxis Management Co. II, P.O. Box 488, One Liberty Square, New Britain, CT, 06050, or at such other address as Landlord may designate in writing without any prior notice or demand for the same, except as provided herein, and without deduction or offset.

13.  NO PARTNERSHIP

     Landlord shall in no event be construed, held or become in any way or for any purpose a partner, associate or joint venturer of Tenant or any party associated with Tenant in the conduct of its business or otherwise.

14.  TENANT'S INSTALLATION AND ALTERATIONS

     Tenant shall not do any construction work or alterations at the Demised Premises without first obtaining Landlord's written approval and consent as to the proposed alterations and as to the proposed contractor to do the work or alterations. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought. Tenant shall not commence any such work without first delivering to the Landlord a policy or policies of worker's compensation and public liability and property damage insurance, naming Landlord as additional insured, in limits and with companies reasonably acceptable to Landlord, in its sole discretion, as well as a Completion Bond in a form reasonably acceptable to Landlord, in its sole discretion, and issued by a surety company acceptable to the Landlord. Any alterations, additions, improvements and fixtures installed or paid for by the Tenant upon the interior or exterior of the Demised Premises, other than moveable trade fixtures and decorations, shall upon the expiration or earlier termination of this Lease and upon Tenant's failure to remove them become the property of the Landlord or, at Landlord's option, Landlord may require Tenant to remove any or all of the same and/or restore the Demised Premises to their condition at the commencement of the term, all at Tenant's sole cost and expense. In any event, Tenant shall repair all damage caused by the removal of its moveable trade fixtures.

     Any review or approval by Landlord of any plans or specifications with respect to any alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to adequacy, correctness or efficiency thereof or otherwise.

15.  COMPLIANCE WITH LAWS

     Tenant shall, at its own cost and expense: (a) comply with all governmental laws, ordinances, covenants, restrictions, orders and regulations affecting the Entire Premises and the Demised Premises now in force or which hereafter may be in force including but not limited to the Federal and State hazardous waste laws and regulations; (b) comply with and execute all rules, requirements and regulations of the Board of Fire Underwriters, Landlord's and Tenant's insurance companies and other organizations establishing insurance rates; (c) not suffer, permit, or commit any waste or nuisance; and (d) install fire extinguishers in accordance with insurance requirements.

16.  SIGNS

     Landlord shall provide Tenant, at Landlord's sole cost and expense, signage of a type and style similar to that of other tenants of the Building. Tenant agrees not to erect any signs on the Site or the Building or the Demised Premises and that signage will be as designated by Landlord, in common with other tenants of the Entire Premises. Tenant also agrees to pay as additional rent its proportionate share for such signs used in common with other tenants at the Entire Premises. Other than the foregoing, Tenant shall not place or suffer to be placed or maintain any sign, outside the Demised Premises. Tenant shall maintain any such signs or other installation in good condition and repair and to repair any damage resulting from a sign placed by Tenant on the Entire Building.

17.  ASSIGNMENT

     Tenant will not assign, mortgage or encumber this Lease in whole or in part, nor sublet suffer or permit all or any part of the Demised Premises to be used by others, without the prior written consent of Landlord in each instance. Any assignment or sublease made without Landlord's prior written consent shall be null and void at Landlord's option, and shall be an event of default under this Lease entitling Landlord to all rights and remedies provided by law and by this Lease. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained and Tenant agrees to share in any above market rent at the time of subletting. Notwithstanding any assignment or sublease, Tenant shall remain primarily liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease, but Tenant and such assignee shall thereafter be jointly and severally liable for the full and faithful performance of the obligations of Tenant under this Lease.

18.  REPAIRS. REPLACEMENTS AND RENEWALS

     Landlord shall not be required to make any repairs replacements, renewals or improvements of any kind whatsoever upon the Demised Premises, except structural parts of the Building which do not constitute part of the Demised Premises, roof and foundation repairs (other than such repairs which are necessitated by the acts or negligence of Tenant and its employees, servants, agents and independent contractors-which repairs shall be made at Tenant's expense); as to such repairs as are necessitated by the negligence of Tenant and its employees, servants, agents and independent contractors, such repairs shall be made by Landlord at the sole cost and expense of Tenant. Tenant shall at its own cost, risk and expense, take good care of and make all other necessary repairs, replacements and renewals to the interior and exterior (excluding structural repairs as aforesaid) of the Demised Premises, and the fixtures and equipment therein and appurtenances thereto, including exterior windows, window frames, doors, door frames and entrances, floor coverings, non-structural interior walls, columns and partitions; and lighting, heating, air conditioning, and plumbing facilities and equipment, and all repairs which are necessitated by the acts or negligence of Tenant and its employees, servants, agents and independent contractors. All parts of the interior of the Demised Premises shall be painted or otherwise decorated by Tenant periodically: Tenant agrees to keep and maintain in good condition (ordinary maintenance) the mechanical equipment, the electrical equipment, air conditioning, and heating equipment in the Demised Premises per the manufacturer, 5 specifications. Any repairs replacements and renewals shall be performed by contractors approved by Landlord so as to preserve any and all warranties and maintenance contracts, and guarantees which might apply to the Demised Premises.

     Except as provided herein, Landlord shall have no liability to Tenant nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Demised Premises, the Building or the Site. Landlord shall nevertheless use its best efforts to minimize any interference with Tenant's business in the Demised Premises.

19.  TENANT'S FAILURE TO REPAIR

     If Tenant refuses or neglects to make repairs, replacements and renewals as aforesaid, Landlord shall have the right, but shall not be obligated, to make such repairs, replacements, and renewals on behalf of and for the account of Tenant. In such event, such work shall be paid for in full by Tenant as additional rent promptly upon receipt of a bill therefor.

20.  LIENS

     Should any mechanic's or other lien be filed against the Demised Premises, the Entire Premises or the Building, or any part thereof for any reason whatsoever by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be cancelled and discharged of record by bond or otherwise within ten (10) days after notice by Landlord. Tenant's failure to do so shall constitute a material default under this Lease without the necessity for any further notice by Landlord to Tenant.

21.  LIABILITY AND INDEMNITY

     Tenant shall indemnify Landlord and save it harmless from suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage including but not limited to hazardous waste laws, rules and regulations as to spillage, presence, reporting and costs of clean-up of same, arising from or out of the use or occupancy of the Demised Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors employees servants, invitees, or licensees whether occurring in or about the Demised Premises or in common areas and facilities or elsewhere within the Entire Premises, but Tenant shall not be liable for damage or injury proximately caused by the negligence of Landlord or its agents, servants or employees, unless such damage or injury is covered by insurance which Tenant is required to provide or does provide. This obligation to indemnify shall include reasonable attorneys's fees and investigation costs and all other reasonable costs, expenses and liabilities from the first notice that any claim or demand is to be made or may be made. Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting or otherwise adjoining premises. Landlord shall not be responsible or liable to Tenant for any defect, latent or otherwise, in the Entire Premises or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall Landlord be responsible or liable for any injury, loss or damage to any person or to any property of Tenant or other person caused by or resulting from bursting, breakage or by or from leakage steam or snow or ice, running, backing up, seepage, or the overflow of water or sewerage in any part of said premises or for any injury or damage caused by or resulting from any defect or act or omission in the occupancy, construction, operation or use of any of said premises, the Entire Premises, machinery, apparatus or equipment by any person or by or from the acts or negligence of any occupant of the premises, including any other tenant of the Entire Premises. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Demised Premises or in the Entire Premises or of defects therein, or in any fixtures or equipment.

22.  WAIVER OF SUBROGATION

     The Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to the Landlord or the Tenant, as the case may be, their respective property, the premises, or its contents or to other portions of the Site, arising from any risk covered by fire and extended coverage insurance covering the Demised Premises and/or the Site; and the parties each, on behalf of their respective insurance companies insuring the property of either the Landlord or the Tenant against any such loss, waive any right of subrogation that it may have against the Landlord or the Tenant, as the case may be. The foregoing waivers of subrogation shall be operative only so long as available in Connecticut, and only so long as each party has delivered to the other proof that its insurer has consented to such waiver.

23.  INSURANCE

     Tenant further covenants and agrees that from and after the earlier of the Commencement Date of the term hereof or the date Tenant takes possession of the Demised Premises, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified-and in the form hereinafter provided for:

     (i) PUBLIC LIABILITY AND PROPERTY DAMAGE. Bodily injury liability insurance with limits of not less than One Million Dollars ($1,000,000.00) per person and One Million Dollars ($1,000,000.00) per occurrence insuring against any and all liability of the insured with respect to said premises or arising out of the maintenance, use or occupancy thereof, and property damage liability insurance with a limit of not less than One Million Dollars ($1,000,000.00) per accident or occurrence. All such bodily injury liability insurance and property damage liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property.

     (ii) PLATE GLASS. The Tenant shall be responsible for the maintenance of the plate glass on the premises but shall have the option either to insure the risk or to self-insure.

     (iii) TENANT IMPROVEMENTS. Insurance covering all of Tenant's leasehold improvements, alterations, additions or improvements, trade fixtures, and personal property from time to time in, or upon the premises, in an amount not less than eighty percent (80%) of their full replacement cost from time to time during the term of this Lease, providing protection against any peril included within the classification "Fire and Extended Coverage," together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate.

     (iv) POLICY FORMS. All policies of insurance provided for herein shall be issued by insurance companies qualified to do business in the State of Connecticut. Except for subparagraph (iii) herein, all such policies shall be issued in the names of Landlord and Tenant, and Landlord's first mortgagee or beneficiary, which policies shall be for the mutual and Joint benefit and protection of Landlord, Tenant and Landlord's first mortgagee or beneficiary, and executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord within ten (10) days after the earlier of the Commencement Date or the date Tenant takes possession of the Demised Premises and thereafter, executed copies of renewal policies or certificates thereof shall be delivered to Landlord within thirty (30) days prior to the expiration of the term of each such policy. All public liability and property damage policies shall contain a provision that the Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of the Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by the Tenant in like manner and to like extent. All policies of insurance delivered to the Landlord must contain a provision that the company writing said policy will give to the Landlord thirty (30) days notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which the Landlord may carry.

     Notwithstanding anything to the contrary herein, the Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by the Tenant provided that the Landlord and Landlord's first mortgagee or beneficiary shall be named as additional insured thereunder as their interests may appear and that the coverage afforded the Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements set forth herein are otherwise satisfied. The Tenant agrees to permit the Landlord at all reasonable times to inspect the policies of insurance of the Tenant covering risks upon the Demised Premises for which policies or copies thereof are not required to be delivered to the Landlord.

     (v) HAZARD INSURANCE. Landlord shall at all times from and after the commencement date of the term hereof hold and maintain in effect a policy or policies of owner's public liability and all risk insurance covering the building of which the premises are a part, in an amount not less than one hundred per cent (100%) of full replacement cost (exclusive of the cost of excavations, foundations and footings) from time to time during the term of this Lease, providing protection against any peril generally included within the classification "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism, malicious mischief and rental interruption or loss. Landlord's obligations to carry the insurance provided for herein may be brought within the coverage of any so-called blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance.

24.  INCREASE IN INSURANCE PREMIUMS

     Tenant agrees that it will not at any time during the term of this Lease carry any stock of goods or do anything in or about the Demised Premises which will in any way tend to increase the insurance rates for the Building or the Demised Premises. Tenant agrees to pay to the Landlord forthwith the amount of any increase in premiums for insurance that may be charged during the term of this Lease on the amount of insurance to be carried by Landlord on the Building of which the Demised Premises are a part resulting from the foregoing or from Tenant doing any act in or about the Demised Premises which does so increase the insurance rates, whether or not the Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Demised Premises any electrical equipment which constitutes an overload of the electrical line of the Demised Premises, Tenant shall at its own cost and expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading. Tenant shall, at its own expense, comply with all requirements, including the installation of sprinklers, fire extinguishers or an automatic dry chemical extinguishing system, of the insurance underwriters or any governmental authority having jurisdiction thereover, necessary for the maintenance of reasonable All Risk Type Building coverage insurance for the premises. In determining whether increased premiums are the result of Tenant's use, occupancy or vacancy of the Demised Premises, a schedule issued by the organization making the fire insurance, extended coverage, vandalism and malicious mischief, special extended coverage or any all-risk insurance rates for said premises or any rule books issued by the rating organization or similar bodies or by rating procedures or rules of Landlord's insurance companies shall be conclusive evidence of the several items and charges which make up the insurance rates and premiums on the Demised Premises and the Building. If due to the (a) occupancy, or (b) abandonment or
(c) Tenant's failure to occupy the Demised Premises as herein provided, any insurance shall be cancelled by the insurance carrier or if the premiums for any such insurance shall be increased, then in any of such events Tenant shall indemnify and hold Landlord harmless and shall pay the increased cost of such insurance. Tenant also shall pay in any such events any increased premium on the rent insurance that may be carried by Landlord for its protection against loss through fire or casualty.

25.  DESTRUCTION

     If the Demised Premises shall be partially damaged by any casualty insurable under the Tenant's insurance policy, Tenant shall, within sixty (60) days or upon receipt of the insurance proceeds, whichever is earlier, commence repair, replacement and renewal of the same, and the minimum rent shall be abated proportionately as to that portion of the Demised Premises rendered untenantable. Any such repair, replacement and renewal shall be made based upon plans and contractors approved in writing by Landlord. If the Demised Premises
(a) by reason of such occurrence is rendered wholly untenantable or (b) should be damaged as a result of a risk which is not covered by insurance or (c) should be damaged in whole or in part during the last three (3) months of the term hereof, or (d) the Entire Premises (whether the Demised Premises are damaged or not) should be damaged to the extent of fifty percent (50%) or more of the then replacement value thereof, or if any or all of the Entire Premises or common areas of the Entire Premises are damaged, whether or not the Demised Premises are damaged to such an extent that the Entire Premises cannot, in the sole judgment of Landlord be operated as an integral commercial unit, then and in any of such events, Landlord may either elect to have Tenant repair the damage or may cancel this Lease by giving Tenant written notice of cancellation within sixty (60) days after such event and thereupon this Lease shall expire, and Tenant shall vacate and surrender the Demised Premises to Landlord. Tenant's liability for rent upon the termination of this Lease shall cease as of the day following the event or damage, or Tenant's vacating the Demised Premises, whichever date is later. In the event Landlord elects to have Tenant repair the damage insurable under Tenant's policies, any abatement of rent shall end five
(5) days after notice by Landlord to Tenant that the Demised Premises have been repaired. If the damage is caused by the negligence of Tenant or its employees, invitees, or agents, there shall be no abatement of rent. Unless this Lease is terminated by Landlord, Tenant shall repair, replace, renew and refixture the interior of the Demised Premises in a manner and to at least a condition equal to that existing prior to its destruction or casualty and the proceeds of all insurance carried by Tenant on its property and improvements shall be held in trust by Tenant for the purpose of said repair or replacement. If this Lease is terminated by Landlord as aforesaid, all proceeds from

Tenant's insurance coverage in excess of proceeds attributable to the loss of Tenant's property, shall be disbursed and paid to Landlord, and Tenant hereby assigns the same to the Landlord.

26.  CONDEMNATION

     (a) Total: If the whole of the Demised Premises shall be acquired or taken by eminent domain for any public or quasi-public use or purpose then this Lease and the term herein shall cease and terminate as of the date of title vesting in such proceeding.

     (b) Partial: If any part of the Demised Premises shall be taken as aforesaid, and such partial taking shall render that portion not so taken unsuitable for the business of Tenant (except for the amount of floor space), then this Lease and the term hereof shall cease and terminate as aforesaid. If such partial taking is not extensive enough to render the Demised Premises unsuitable for the business of Tenant, then this Lease shall continue in effect except that the minimum rent and additional rentals shall be reduced in the same proportion that the floor area of the Demised Premises taken bears to the original floor area demised and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the Entire Premises so as to constitute the portion of the Entire Premises not taken a complete architectural unit, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing said Entire Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the net amount received by Landlord as damages for the part of the Demised Premises so taken. "Net Amount received by Landlord" shall mean that part of the award in condemnation after deducting all expenses in connection with the condemnation proceedings, together with reasonable attorney's fees, which is free and clear to Landlord of any collection by mortgagees for the value of the diminished fee.

     (c) If this Lease is terminated as provided in this paragraph, the rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make an equitable refund of any rent paid by Tenant in advance.

     (d) Award: Tenant shall not be entitled to and expressly waives all claim to any condemnation award for any taking, whether whole or partial, and whether for diminution in value of the leasehold or to the fee, although Tenant shall have the right, to the extent that the same shall not reduce Landlord's award, to claim from the condemner, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for damage to Tenant's trade fixtures, if such claim can be made separate and apart from any award to Landlord and without prejudice to Landlord's award.

27.  ACCORD AND SATISFACTION

     No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in the Lease or by law provided.

     In the event Landlord requires Tenant to submit payments monthly for items other than the minimum rent (such as additional rent, and real estate tax payments) and in the event Tenant submits a payment of less than the total combined amount of all of said payments, then the Landlord shall have the option to credit said payment toward any of said items it so desires, notwithstanding any specification of Tenant.

28.  DEFAULT

     This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant or such guarantor under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant, under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a permanent receiver of Tenant, or of, or for, the property of Tenant shall be appointed, then Landlord
(a) if such event occurs without the acquiescence of Tenant at any time after the event continues for sixty (60) days, or (b) in any other case at any time after the occurrence of any such event, may give Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effects as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided below.

     This Lease and the term and estate hereby granted are subject to the further limitations that:

          (a) if Tenant shall default in the payment of any installment of minimum rent, or additional rent, and such default shall continue for ten (10) days, or

          (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of minimum rent, or additional rent) and such default shall continue and shall not be remedied by Tenant within (10) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of ten (10) days or if the default is not of a nature which cannot be cured within ten (10) days, Tenant shall (i) within said ten (10) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said ten (10) day period, and thereafter diligently prosecute to completion, all steps necessary to remedy the default and (iii) complete such remedy within a reasonable time after the date of the said notice to Landlord, or

          (c) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, or

          (d) if Tenant shall vacate or abandon the Premises, then in any of said cases, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of ten (10) days from the date of the service of such notice of intention, and upon the expiration of said ten (10) days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided herein.

     If Tenant shall default in the payment of any minimum rent or additional rent, and such default shall continue for ten (10) days, or if this Lease shall terminate as provided herein, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary process proceedings or by any suitable action or proceeding at law, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter", as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions herein, or if Landlord shall re-enter the Demised Premises under the provisions of this Paragraph, or in the event of the termination of this Lease, or of re-entry, by or under any summary process or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the minimum rent and additional rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided herein.

     Should this Lease at any time be terminated for any breach, in addition to any other remedies it may have, Landlord may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Demised Premises, reasonable attorney's fees, and the worth, at the time of such termination, of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Demised Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder, subsequent to default, the minimum rent for each year of the unexpired term shall be equal to the average annual minimum rent paid by Tenant from the date Tenant first became obligated to pay rent hereunder to the time of default. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease, or, without so terminating, make such alterations and repairs as may be necessary in order to relet the Demised Premises, and relet said Demised Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and condition as Landlord in its discretion may deem advisable; upon each such reletting all rentals received by the Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and of costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. In no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord.

     In case Landlord shall retain an attorney to enforce the provisions of this Lease or if suit shall be brought for recovery of possession of the Demised Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any covenants herein contained on the part of Tenant to be kept or performed, Tenant shall pay to Landlord all expense incurred therefor, including a reasonable attorney's fee.

     In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

     Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of this Paragraph, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove and obtain as damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater than, equal to, or less than any of the sums referred to in this Paragraph.

     In addition, if this Lease is terminated under the provisions of this Paragraph, Tenant agrees that:

          (a) The Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof; and

          (b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding, replacing, or repairing the Demised Premises or the Building, or any part thereof; and

         (c) For the breach of any covenant of Tenant set forth in this Paragraph after any grace or cure period has expired, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as reasonably estimated by an independent contractor selected by Landlord).

     The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matter or matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises and/or claim of injury or damage.

     Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law or laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Demised Premises in any manner permitted by law, by reason of the violation by Tenant of any of the covenants or conditions of this Lease or otherwise.

     Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Demised Premises.

29.  ACCESS TO PREMISES

     Landlord shall have the right to enter the Demised Premises at all times to inspect or to exhibit the same to prospective purchasers, mortgagees, and tenants and to make such repairs, additions, alterations or improvements as Landlord may deem desirable. Landlord shall be allowed to take all material in, to and upon said Demised Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part and the rents reserved shall not abate, in whole or in part, while said work is in progress by reason of loss or interruption of Tenant's business or otherwise and Tenant shall have no claim for damages. The provisions of this Paragraph shall not be construed to impose upon Landlord any obligation whatsoever for the maintenance or repair of the Entire Premises or any part thereof except as otherwise herein specifically provided. During the six (6) months prior to the expiration of this Lease, Landlord may place upon the said premises "To Let" signs which Tenant shall permit to remain thereon.

30.  SUBORDINATION

     This Lease and the Tenant's interest hereunder shall be subject and subordinate to any mortgage, deed of trust, ground or underlying leases or any method of financing or refinancing now or hereafter placed against the land, and/or any building, and/or the Demised Premises, and/or the Entire Premises, now or hereafter built or to be built by Landlord; and to all renewals, modifications, replacements, consolidations and extensions thereof. This Paragraph shall be self-operative and no further instruments of subordination shall be required.

     If the holder of record of any mortgage covering the Demised Premises shall have given prior written notice to Tenant that it is the holder of said first mortgage and that such notice includes the address at which notices to such mortgagee are to be sent, then Tenant agrees to give to the holder of record of such mortgage notice simultaneously with any notice given to Landlord any default of Landlord as hereinabove provided, and agrees that the holder of record of such mortgage shall have the right, within sixty (60) days after receipt of said notice, to correct or remedy such default before Tenant may take any action under this Lease by reason of such default.

31.  ATTORNMENT

     Tenant, shall in the event of the sale or assignment of Landlord's interest in the Entire Premises, Land, or Demised Premises, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Demised Premises, attorn to the purchaser or foreclosing mortgagee and recognize such purchaser or foreclosing mortgagee as Landlord under this Lease.

32.  ATTORNEY-IN-FACT

     Tenant shall, within ten (10) days after written request from Landlord, execute and deliver to Landlord such instruments to evidence the intent of Paragraphs 30 and 31. If Tenant does not execute and deliver to Landlord such instruments to evidence the intent of Paragraphs 30 and 31 within ten (10) days after written request from Landlord, then Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver such instruments for and in the name of Tenant. If Tenant shall not have executed and delivered such instruments as aforesaid, and Tenant's actual execution is required by the party requesting the instrument(s), Landlord may cancel this Lease without incurring any liability on account thereof and the term hereby granted is expressly limited accordingly.

     Tenant shall from time to time, upon not less than 10 days prior request by Landlord, deliver to Landlord a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying that the Lease, as modified, is in full force and effect; (ii) the dates to which the Rent has been paid; (iii) that Landlord is not in default under any provision of this Lease (or if Landlord is in default, specifying each such default); and (iv) the address to which notices to Tenant shall be sent; it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer.

33.  QUIET ENJOYMENT

     Tenant, upon paying the rents and performing all of the terms on its part to be performed, shall peaceably and quietly enjoy the Demised Premises subject, nevertheless, to the terms of this Lease and to any mortgage, ground lease or agreements to which this Lease is or may be hereinafter subordinated.

34.  FORCE MAJEURE

     Landlord shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Landlord's control which shall include, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing or through acts of God. Tenant shall similarly be excused for delay in the performance of obligations hereunder provided:

          (a) nothing contained in this Paragraph or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of any sums of money required hereunder, or any delay in the cure of any default which may be cured by the payment of money;

          (b) no reliance by Tenant upon this Paragraph shall limit or restrict in any way Landlord's right to self-help as provided in this Lease.

35.  END OF TERM

     At the expiration of this Lease, Tenant shall surrender the Demised Premises in the same condition as it was in upon delivery of possession thereto with or without this Lease, reasonable wear and tear excepted, and shall deliver all keys and combinations to locks, safes and vaults not removed by Tenant to Landlord. Before surrendering said premises, Tenant shall remove all its unattached moveable trade fixtures and decorations, and shall repair any damage caused thereby. If Tenant fails to remove its property upon the expiration of this Lease, the said property shall be deemed abandoned and shall become the property of Landlord, and, at Landlord's option, Landlord may require Tenant to remove such property and restore the Demised Premises at Tenant's expense, or Landlord may perform such work itself at Tenant's expense. Tenant's obligations pursuant to this Paragraph shall survive the end of the term of this Lease.

36.  HOLDING OVER

     In the event that the Tenant shall remain in the Demised Premises after the expiration of the term of this Lease or any extensions thereof without having executed a new written lease or amendment with the Landlord, such holding over shall not constitute a renewal or extension of this Lease. The Landlord may, at its option, elect to treat the Tenant as one who is not removed at the end of his term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to duration thereof, and in that event, the Tenant shall pay monthly rent in advance at the rate provided herein as in effect during the last month of the term multiplied by 1.5 for six (6) months and commencing with the seventh month the rate multiplied by 2.0. Additional rent shall be paid as invoiced monthly. Tenant shall save, defend, indemnify and hold Landlord harmless from and against any and all costs, expenses (including attorney's fees), damages (special, consequential or otherwise), losses, claims, actions or causes of action arising out of or in connection with Tenant's failure or omission to timely vacate and surrender the Demised Premises to Landlord upon the expiration of the term of this Lease.

37.  NO WAIVER

     Failure of Landlord to insist upon the strict performance of any provision of this Lease or to exercise any option or any rules and regulations herein contained shall not be construed as a waiver for the future of any such provision, rule or option. The receipt by Landlord of rent with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest rent then unpaid nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease or by law provided, and no waiver by Landlord in respect to one Tenant shall constitute a waiver in favor of any other tenant in the Entire Premises.

38.  NOTICES

     Any notice, demand, request or other instrument which may be or are required to be given under this Lease shall be delivered in person or sent by United States Certified or Registered Mail, postage prepaid, and shall be addressed (a) if to Landlord Ann Street Limited Partnership, c/o Tunxis Management Co., II, P.O. Box 488, One Liberty Square, New Britain, CT, 06050, with a copy to William W. Weber, Esq., 24 Cedar Street, New Britain, Connecticut 06052; and (b) if to Tenant, at the Demised Premises. Either party may designate such other address as shall be given by written notice.

39.  RECORDING

     Neither party shall record this Lease, but at the request of either party, the parties will execute a memorandum or notice thereof in recordable form satisfactory to both the Landlord and Tenant specifying the date of commencement and expiration of the term of this Lease and other information required by statute. Either Landlord or Tenant may then record said memorandum or notice of Lease.

40.  PARTIAL INVALIDITY

     If any provision of this Lease or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

41.  SUCCESSORS AND ASSIGNS

     Except as otherwise expressly provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their successors and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall be bound jointly and severally, by these provisions. In the event of any sale of the Entire Premises, or of a lease of Landlord's interest in the Entire Premises, or of a sale or lease of Landlord's interest in this Lease, Landlord shall be entirely relieved of all obligations hereunder, and "Landlord" shall thereafter be deemed to be the landlord in possession of the Demised Premises from time to time as fee owner or as ground lessee under a ground lease.

42.  ENTIRE AGREEMENT, ETC.

     This Lease and the Exhibits, Riders and/or Addenda, if any, attached, set forth the entire agreement between the parties. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed by both parties.

43.  COVENANTS AND AGREEMENTS OF TENANT

          (a) All deliveries or shipments of any kind to and from the Demised Premises including loading and unloading, shall be made only at such location as designated by Landlord.

          (b) Garbage and refuse shall be kept in the proper container and shall be placed at the designated location within the Entire Premises for collection. Tenant shall also abide by any ordinances, rules or regulations regarding recycling now or hereafter in effect in the City of Hartford. Tenant shall pay for cost of removal of garbage and refuse as part of its Common Area charges pursuant to Paragraph 9 herein;

          (c) No radio, television, phonograph or other similar devices, or aerial attached thereto outside shall be installed without first obtaining in each instance the Landlord's consent in writing; and if such consent be given, no such device shall be used in a manner so as to be heard or seen outside of the Demised Premises;

          (d) Tenant shall keep the Demised Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures;

          (e) The outside areas immediately adjoining the Demised Premises shall be kept by Tenant clean and free from snow, ice, dirt and rubbish and Tenant shall not place, suffer or permit any obstructions in such areas;

          (f) Plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein;

          (g) Tenant shall not store any equipment or materials, either temporarily or permanently, on the outside of the Demised Premises or upon any area of the Entire Premises or common areas;

          (h) In the event that Tenant uses materials, substances, etc. which are not considered hazardous but which, by there nature, require prudent standards of conduct, Tenant shall act, at all times, with the necessary care.

44.  LIMITATION OF LIABILITY

     Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look only and solely to the estate and property of the Landlord in the Demised Premises, and subject to the prior rights of any mortgagee of the Premises and subject to the Landlord's rights under a leasehold interest of the Entire Premises or part thereof, if any, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies. Landlord shall not in any manner whatsoever have any liability or obligation of any nature for any and all special and consequential damages incurred or suffered by Tenant and its agents employees servants guests invitees and independent contractors.

45.  CAPTIONS

     The captions, numbers and index appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any paragraph, nor in any way affect this Lease.

46.  GOVERNING LAW: COMMERCIAL TRANSACTION AND WAIVER

     This Lease shall be governed by the laws and statutes of the State of Connecticut. The Tenant, for itself and for all persons claiming through or under it, hereby acknowledges that this Lease constitutes a commercial transaction, and hereby expressly waives any and all rights which are or may be conferred upon the Tenant by any statute to any notice or hearing prior to a prejudgment remedy.

47.  BROKERS

     Landlord and Tenant each represent to the other that The Forsthoffer Group, Inc. and Mark Polan are the sole brokers involved in this transaction, in connection with procuring the proposed lease, and are the sole brokers entitled to a commission. Landlord and Tenant agree to indemnify and hold the other harmless with respect to claims of any agents or brokers for commissions or other payment in connection with arranging the subject transaction.

48.  PARKING PRIVILEGES

     Tenant shall procure five (5) parking spaces in an adjacent surface paved parking lot for the entire term of this Lease' and any extensions or renewals thereof. Landlord shall contribute an amount equal to the actual initial cost of said paved parking spaces ("Landlord's contribution") towards Tenant's parking expense during the entire term of the Lease, and any extensions or renewals thereof. Tenant shall, at its sole cost and expense, be responsible for any parking charges above Landlord's contribution provided for herein.

49.  OPTION TO RENT

     If this Lease shall be in full force and effect and Tenant shall not be in default of any of the covenants and provisions hereof, Tenant shall have two (2) consecutive options to extend the term of this Lease for an additional period of Two (2) Lease Year each, to commence on the first day immediately following the expiration of the original term or the then existing term of this Lease. Such option shall be exercised by Tenant by giving Landlord written advance notice of its election to so extend said term at least six (6) months prior to the commencement of such extended option period. Said extensions shall be upon all covenants, agreements, terms, provisions and conditions set forth in the Lease, except that the fixed minimum rent under Paragraph 6 of this Lease for each option period shall be 95% of the then fair market value of the Demised Premises, but in no event shall the fixed minimum rent be less than the monthly amount existing at the end of the original term or then existing term of this Lease. In the event that Tenant does not exercise said option, then this Lease shall automatically terminate upon expiration of the original term.

50.  TENANT'S RIGHT OF FIRST REFUSAL TO LEASE ADDITIONAL SPACE

     During the first three years of this Lease, provided this Lease is then in full force and effect and Tenant is not in default of any of the covenants and provisions hereof, Tenant shall have the right of first refusal with respect to the leasing of space on the fifth floor of the Building which shall become available for leasing by Landlord. Such right of first refusal shall be exercisable and shall be subject to conditions as follows:

          (a) Upon receipt of a bona fide offer from another which is acceptable to Landlord for leasing of all or any part of such space, Landlord shall notify Tenant of the existence and terms and conditions of such offer, furnishing Tenant with a correct copy of such offer, and Tenant shall have thirty (30) days thereafter to notify Landlord that Tenant agrees to lease the same space on the same terms and conditions as are contained in such offer.

          (b) If Tenant declines so to meet such offer, or fails to reply to Landlord's notice of such offer, within such thirty (30) day period, Landlord may accept such offer.

          (c) If, by its reply notice, Tenant shall agree to meet such offer, Tenant shall promptly enter into a modification of this Lease with Landlord to incorporate the subject space in this Lease on the terms and conditions set forth in such offer.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first written.

Signed, Sealed and Delivered
in the presence of:
                                            LANDLORD:
                                            ANN STREET LIMITED PARTNERSHIP
                                            BY:  TUNXIS MANAGEMENT CO., II
                                                 Its Sole General Partner

  /s/ Jack E. Greenslade                               /s/ William A. Tomasso
                                            BY
--------------------------------              ---------------------------------
                                                           William A. Tomasso
 /s/                                                       Its Vice President
--------------------------------

                                            TENANT:
                                            MEDIA DROP-IN PRODUCTIONS, INC.

 /s/ Barbara J. Orach
--------------------------------            BY       /s/ Steven M. Saferin
                                              --------------------------------
                                                Steven M. Saferin
 /s/                                            Its President
--------------------------------


STATE OF CONNECTICUT           )
                               ) ss.:
COUNTY OF HARTFORD             )

     Personally appeared WILLIAM A. TOMASSO, Vice President of TUNXIS MANAGEMENT CO, II, as sole General Partner of ANN STREET LIMITED PARTNERSHIP, Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed and the free act and deed of said partnership before me.

                                              ---------------------------------
                                              Commissioner of the Superior Court
                                              Notary Public

STATE OF CONNECTICUT           )
                               ) ss:
COUNTY OF HARTFORD             )

     Personally appeared STEVEN M. SAFERIN, President of MEDIA DROP-IN PRODUCTIONS, INC., Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed and the free act and deed of said MEDIA DROP-IN PRODUCTIONS, INC., before me.

                                              /s/
                                             ----------------------------------
                                             Commissioner of the Superior Court
                                             Notary Public

                                ADDENDUM TO LEASE

     ADDENDUM made this 2nd day of July, l992, by and between ANN STREET LIMITED PARTNERSHIP, a Connecticut limited partnership acting herein by TUNIX MANAGEMENT CO., II, its General Partner with its office in the Town of New Britain, County of Hartford and State of Connecticut, (hereinafter referred to as "Landlord"), and MEDIA DROP-IN PRODUCTIONS, INC., a Delaware corporation with its. office in the TOWN of Hartford, County of Hartford and State of Connecticut, (hereinafter referred to as "Tenant").

                               W I T N E S S E T H

     WHEREAS, Landlord and Tenant entered into a Lease dated as of June   , 1992
for the premises consisting of approximately 3,379 square feet of space in the Building known as 199-203 Ann Street, Hartford, Connecticut, hereinafter referred to as the "Lease"; and

     WHEREAS, Landlord and Tenant have agreed to modify certain terms and conditions of the Lease to reflect changes to the Tenant Improvement work to be performed by Landlord as detailed in Exhibit B of the Lease;

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

     1. Landlord shall not construct the new Demising Walls as outlined on Exhibit A and Landlord agrees to provide Tenant with a revised Exhibit A, to be incorporated into the Lease, evidencing the new layout of the Demised Premises.

     2. Landlord shall use the existing kitchen cabinets now in on the fourth floor of the Building for the Demised Premises instead of the originally planned customed cabinets.

     3. Landlord and Tenant agree to share equally in the cost of the Tenant Improvement work to be performed by Landlord which exceeds the $10.00 per square foot allowance agreed to between the parties, as follows:

               For the entire term of the Lease, Tenant shall pay, as additional rent, at the annual rate of NINE HUNDRED SEVENTY NINE AND 91/100 ($979.9l) DOLLARS payable in advance in equal monthly installments of EIGHTY ONE AND 66/l00 ($81.66) DOLLARS on the first day of each month which represents Tenant's fifty percent (50%) share of the excess Tenant Improvement cost.

     4. Every provision, obligation, agreement, covenant, promise, right and power contained in and under the Lease shall continue in full force and effect, affected only to the extent of the changes herein set forth.

     5. This Addendum shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and assigns.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on the day and year first above written.

Signed, Sealed and Delivered
in the presence of:

                                            LANDLORD:
                                            ANN STREET LIMITED PARTNERSHIP
                                            BY:  TUNXIS MANAGEMENT CO., II
                                                 Its Sole General Partner

 /s/ Dennis P. Brennan                           /s/ William A. Tomasso
--------------------------------            BY
                                               --------------------------------
                                                     William A. Tomasso
 /s/ Jack E. Greenslade                              its Vice President
--------------------------------

                                            TENANT:
                                            MEDIA DROP-IN PRODUCTIONS, INC.

 /s/ Curt Gem                                    /s/ Steven M. Saferin
--------------------------------            BY
                                              ---------------------------------
                                                     Steven M. Saferin
 /s/                                                 Its President
-------------------------------


STATE OF CONNECTICUT              )
                                  ) ss.:
COUNTY OF HARTFORD                )

     Personally appeared WILLIAM A. TOMASSO, Vice President of TUNXIS MANAGEMENT CO, II, as sole General Partner of ANN STREET LIMITED PARTNERSHIP, Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed and the free act and deed of said partnership before me.

                                            -----------------------------------
                                            Commissioner of the Superior Court
                                            Notary Public

STATE OF CONNECTICUT                )
                                    ) ss:
COUNTY OF HARTFORD                  )

     Personally appeared STEVEN M. SAFERIN, President of MEDIA DROP-IN PRODUCTIONS, INC., Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed and the free act and deed of said MEDIA DROP-IN PRODUCTIONS, INC., before me.

                                            -----------------------------------
                                            Commissioner of the Superior Court
                                            Notary Public

                          LEASE MODIFICATION AGREEMENT

     THIS AGREEMENT made as of the 1st day of December, 1992 by and between ANN STREET LIMITED PARTNERSHIP, a Connecticut limited partnership acting herein by TUNXIS MANAGEMENT CO., II, its General Partner with its office in the Town of New Britain, County of Hartford and State of Connecticut, (hereinafter referred to as "Landlord"), and MEDIA DROP-IN PRODUCTIONS, INC., a Delaware corporation with its office in the Town of Hartford, County of Hartford and State of Connecticut, (hereinafter referred to as "Tenant.).

                               W I T N E S S E T H

     WHEREAS, Landlord and Tenant entered into a Lease dated June   , 1992 as
modified by a certain Addendum To Lease dated July 2, 1992 (collectively referred to as the "Lease") for premises consisting of approximately 3,379 square feet of space in the Building known as 199-203 Ann Street, Hartford, Connecticut; and

     WHEREAS, the Landlord desires to lease to Tenant and Tenant desires to lease from Landlord an additional 1,800 square feet of contiguous space in the Building known as 199-203 Ann Street, Hartford, Connecticut, as shown and depicted on Exhibit A, attached hereto and made a part hereof (the "Additional Space"), subject to the same terms and conditions of the Lease; and

     WHEREAS, the parties hereto desire to modify certain terms of the Lease as hereinafter set forth to reflect the lease of the Additional Space.

     NOW THEREFORE, in consideration of the promises and mutual undertakings, covenants and agreements herein contained, the parties agree as follows:

     1. Effective December 1, 1992, the "Demised Premises" of the Lease shall be modified to include approximately 1,800 square feet as shown and depicted on Exhibit A, (the "Additional Space").

     2. Paragraph 6, Minimum Rent, shall be modified to include the rental rate for the Additional Space by adding a new subsection b, as follows:

          (b) For the entire term of this Lease, the fixed minimum rent for the Additional Space shall be $104,430.00 payable by Tenant to Landlord, as follows:

               (i) The fixed minimum rent for the Additional Space during the first lease year of this Lease shall be payable by Tenant at the annual rate of EIGHT THOUSAND ONE HUNDRED NINETY AND 00/100 ($8,190.00) DOLLARS payable in advance in monthly installments on the 1st day of each month as follows:


                   Month 1 through Month 6                     $ 557.50
                   Month 7 through Month 12                    $ 807.50

               (ii) The fixed minimum rent for the Additional Space during the second lease year of this Lease shall be payable by Tenant at the annual rate of TWELVE THOUSAND SIX HUNDRED NINETY AND 00/100 ($12,690.00) DOLLARS payable in advance in equal monthly installments of ONE THOUSAND FIFTY SEVEN AND 50/100 ($1,057.50) DOLLARS on the 1st day of each month.

              (iii) The fixed minimum rent for the Additional Space during the third lease year of this Lease shall be payable by Tenant at the annual rate of TWENTY ONE THOUSAND SIX HUNDRED NINETY AND 00/100 ($21,690.00) DOLLARS payable in advance in equal monthly installments of ONE THOUSAND EIGHT HUNDRED SEVEN AND 50/100 ($1,807.50) DOLLARS on the 1st day of each month.

               (iv) The fixed minimum rent for the Additional Space during the fourth and fifth lease years of this Lease shall be payable by Tenant at the annual rate of THIRTY THOUSAND NINE HUNDRED THIRTY AND 00/100 ($30,930.00) DOLLARS payable in advance in equal monthly installments of TWO THOUSAND FIVE HUNDRED SEVENTY SEVEN AND 50/100 ($2,577.50) DOLLARS on the 1st day of each month.

     The existing Paragraph 6(b) of the Lease shall henceforth be Paragraph
6(c).

     3. If Tenant exercises its option to renew the term of the Lease pursuant to Paragraph 49 of the Lease, the annual minimum rental for the entire Demised Premises, including the Additional Space, shall be determined in accordance with said Paragraph 49.

     4. "Tenant's Share" pursuant to Paragraph 7 of the Lease shall henceforth be 15.12 percent.

     5. Every term, provision, obligation, agreement, covenant, promise, right and power contained in and under the Lease shall continue in full force and effect, affected only to the extent of the changes herein set forth.

     6. This Modification Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and assigns.

     TO HAVE AND TO HOLD unto the said Landlord and unto its successors and assigns forever, to its and their own and proper use and behoof.

     IN WITNESS WHEREOF, the parties have hereunto caused these presents to be signed and sealed the day and year first above recited.

Signed, Sealed and Delivered
in the presence of:
                                          LANDLORD:
                                          ANN STREET LIMITED PARTNERSHIP
                                          BY:  TUNXIS MANAGEMENT CO., II
                                               Its Sole General Partner

  /s/ Dennis P. Brennan
-----------------------------------       BY      /s/ William A. Tomasso
                                            -----------------------------------
                                                 William A. Tomasso
  /s/ Keith F. Wolf                              its Vice President
-----------------------------------

                                          TENANT:
                                          MEDIA DROP-IN PRODUCTIONS, INC.

  /s/ Dennis P. Brennan
-----------------------------------       BY     /s/ Steven M. Saferin
                                            -----------------------------------
                                                 Steven M. Saferin
  /s/ Keith F. Wolf                              Its President
-----------------------------------


STATE OF CONNECTICUT               )
                                   ) ss.:
COUNTY OF HARTFORD                 )

     Personally appeared WILLIAM A. TOMASSO, Vice President of TUNXIS MANAGEMENT CO, II, as sole General Partner of ANN STREET LIMITED PARTNERSHIP, Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed and the free act and deed of said partnership before me.

                                             ----------------------------------
                                             Commissioner of the Superior Court
                                             Notary Public

STATE OF CONNECTICUT                )
                                    ) ss:
COUNTY OF HARTFORD                  )

     Personally appeared STEVEN M. SAFERIN, President of MEDIA DROP-IN PRODUCTIONS, INC., Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed and the free act and deed of said MEDIA DROP-IN PRODUCTIONS, INC., before me.

                                            -----------------------------------
                                            Commissioner of the Superior Court
                                            Notary Public

                       SECOND LEASE MODIFICATION AGREEMENT

     THIS AGREEMENT made as of the 14th day of August, 1997, by and between ANN STREET LIMITED PARTNERSHIP, a Connecticut limited partnership acting herein by TUNXIS MANAGEMENT CO., II, its General Partner with its office in the Town of New Britain, County of Hartford and State of Connecticut, (hereinafter referred to as "Landlord"), and MEDIA DROP-IN PRODUCTIONS, INC., a Delaware corporation with its office in the Town of Hartford, County of Hartford and State of Connecticut, (hereinafter referred to as "Tenant").

                               W I T N E S S E T H

     WHEREAS, Landlord and Tenant entered into a Lease dated June , 1992 as modified by a certain Addendum To Lease dated July 2, 1992 and as further modified by a certain Lease Modification Agreement dated as of December 1, 1992 (collectively referred to as the "Lease") for premises consisting of approximately 5,179 square feet of space in the Building known as 199-203 Ann Street, Hartford, Connecticut; and

     WHEREAS, the parties hereto desire to modify certain terms of the Lease as hereinafter set forth to reflect the lease of the Additional Space.

     NOW THEREFORE, in consideration of the promises and mutual undertakings, covenants and agreements herein contained, the parties agree as follows:

     1. Effective September 1, 1997, the "Demised Premises" of the Lease shall be modified to exclude the "Additional Space" of approximately 1,800 square feet. The Demised Premises shall consist of approximately 3,379 square feet of space as shown and depicted on Exhibit A.

     2. Paragraph 4 of the Lease shall be modified to provide that the term of the Lease shall be extended to December 31, 1999 (the "Termination Date").

     3. Paragraph 6(a) of the Lease, shall be modified to add the minimum rent due for the period September 1, 1997 through December 31, 1999, as follows:

     Commencing September 1, 1997 through and including December 31, 1999, the fixed minimum rent shall be payable by Tenant at the annual rate of FORTY FIVE THOUSAND SIX HUNDRED SIXTEEN AND 50/100 ($45,616.50) DOLLARS payable in advance in equal monthly installments of THREE THOUSAND EIGHT HUNDRED ONE AND 38/100 ($3,801.38) DOLLARS on the 1st day of each month.

     4. Paragraph 6(b) of the Lease shall be deleted in its entirety and shall be replaced as follows:

     "(b) The phrase "minimum rent" shall mean the fixed minimum rent above specified without any set-offs or deductions whatsoever and without any prior notice or demand by Landlord being required therefor."

     5. Paragraph 6(c) of the Lease shall be deleted in its entirety.

     6. "Tenant's Share" pursuant to Paragraph 7 of the Lease shall henceforth be 9.87%.

     7. Tenant's "Base for Operating Expenses" and "Base for Special Operating Expenses" pursuant to Paragraph 7 of the Lease shall be calendar year 1997.

     8. Tenant's "Base for Taxes" pursuant to Paragraph 7 of the Lease shall be the Grand List of October 1, 1996.

     9. Paragraph 48, Parking Privileges, of the Lease shall be deleted in its entirety and replaced as follows:

     Tenant shall procure five (5) parking spaces in an adjacent surface paved parking lot for the entire term of this Lease, the cost of which is included in the minimum rent payable by Tenant to Landlord.

     10. Paragraph 49, Option To Renew, of the Lease, shall be deleted in its entirety.

     11. Paragraph 50, Tenant's Right of First Refusal To Lease Additional Space, shall be deleted in its entirety and replaced as follows:

50.  TENANT'S RIGHT OF FIRST REFUSAL TO LEASE ADDITIONAL SPACE

     During the term of this Lease, provided this Lease is then in full force and effect and Tenant is not in default of any of the covenants and provisions hereof, Tenant shall have the right of first refusal with respect to the leasing of the adjacent 1,800 square feet of space on the fifth floor of the Building which shall become available for leasing by Landlord. Such right of first refusal shall be exercisable and shall be subject to conditions as follows:

     (a) Upon receipt of a bona fide offer from another which is acceptable to Landlord for leasing of all or any part of such space, Landlord shall notify Tenant of the existence of such offer, and Tenant shall have ten (10) days thereafter to notify Landlord that Tenant agrees to lease the same space on the same terms and conditions as are contained in this Lease and at the rental rate of $12.00 per square foot gross.

     (b) If Tenant declines, or fails to reply to Landlord's notice of such offer, within such ten (10) day period, Landlord may accept such offer.

     (c) If, by its reply notice, Tenant shall agree to lease said space, Tenant shall promptly enter into a modification of this Lease with Landlord to incorporate the subject space in this Lease on the terms and conditions set forth in subsection (a) herein.

     12. Every term, provision, obligation, agreement covenant, promise, right and power contained in and under the Lease shall continue in full force and effect, affected only to the extent of the changes herein set forth.

     13. This Modification Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and assigns.

     TO HAVE AND TO HOLD unto the said Landlord and unto its successors and assigns forever, to its and their own and proper use and behoof

     IN WITNESS WHEREOF, the parties have hereunto caused these presents to be signed and sealed the day and year first above recited.

Signed, Sealed and Delivered
in the presence of:
                                         LANDLORD:
                                         ANN STREET LIMITED PARTNERSHIP
                                         BY:   TUNXIS MANAGEMENT CO., II
                                               Its Sole General Partner

  /s/                                           /s/ Keith F. Wolf

---------------------------------        BY
                                           ------------------------------------
  /s/
---------------------------------             Its CFO of General Partner, Tunxis
                                                Management Co. II

                                         TENANT:
                                         MEDIA DROP-IN PRODUCTIONS, INC.

  /s/ Abigail Lynn                              /s/ Kenneth M. Przysiecki
---------------------------------        BY
                                           ------------------------------------
                                                    Kenneth M. Przysiecki
  /s/                                               Its Chief Financial Officer
-------------------------------

STATE OF CONNECTICUT                )
                                    )ss:
COUNTY OF HARTFORD                  )

     Personally appeared , of TUNXIS MANAGEMENT CO, II, as sole General Partner of ANN STREET LIMITED PARTNERSHIP, Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed and the free act and deed of said partnership before me.

                                       /s/ Lisa M. Cardello
                                       ----------------------------------------
                                       Commissioner of the Superior Court Notary
                                       Public


STATE OF CONNECTICUT                )
                                    )ss:
COUNTY OF HARTFORD                  )

     Personally appeared Kenneth Przysiecki, CFO/Secretary of MEDIA DROP-IN PRODUCTIONS, INC., Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free ast and deed and the free act and deed of said MEDIA DROP-IN PRODUCTIONS, INC., before me.

                                        /s/
                                       ----------------------------------------
                                       Commissioner of the Superior Court Notary
                                       Public